UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

Pono Capital Corp

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

643 Ilalo Street, Honolulu, Hawaii 96813

(Address of principal executive offices, including zip code)

(808) 892-6611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and three-quarters of one redeemable warrant	PONOU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	PONO	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PONOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2021, the Registration Statement on Form S-1 (File No. 333-257150) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Pono Capital Corp (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On March 11, 2021, the Company consummated the IPO of 10,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.000001 par value per share (the “Class A Common Stock”), and three-quarters of one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated August 10, 2021, by and among the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●	a Private Placement Unit Purchase Agreement, dated August 10, 2021, between the Company and Mehana Equity LLC (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 469,175 placement units, each consists of one share of Class A common stock, $0.000001 par value per share (the “Placement Shares”), and three-quarters of one warrant (the “Placement Warrants”), each whole Placement Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Placement Units”);

●	a Warrant Agreement, dated August 10, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated August 10, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration and Stockholder Rights Agreement, dated August 10, 2021, by and among the Company and the Sponsor, and certain directors of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor and customary piggy-back registration rights for such directors, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

●	a Letter Agreement, dated August 10, 2021, by and among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of Class A Common Stock held by him in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 12 months (subject to extension to 18 months) from the closing of the IPO; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor; and

●	an Administrative Services Agreement, dated August 10, 2021, by and between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time-to-time, for $10,000 per month until the Company’s initial business combination or liquidation.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.3, 4.4, 10.1, 10.2, 10.7, and 10.8 respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, pursuant to the Private Placement Unit Purchase Agreement, the Company completed the private sale of an aggregate of 469,175 placement units (each, a “Placement Unit”) at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”) intended to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of the Act. The Private Placement Units, which were purchased by the Sponsor, are substantially similar to the Public Units, except that if held by the Sponsor or their respective permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Placement Units are held by holders other than the Sponsor or their respective permitted transferees, the Placement Units will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Placement Units have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.03. Amendments to Certificate of Incorporation.

On August 9, 2021, in connection with the IPO, the Company adopted and filed its Third Amended and Restated Certificate of Incorporation. The Third Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

A total of $101,500,000, comprised of the $97,270,000 of the net proceeds from the IPO (which amount includes $3,000,000 of the underwriters’ deferred discount) and $4,230,000 of the proceeds from the sale of the Private Placement Units, was placed in a U.S.-based trust account, maintained by Continental Stock Transfer & Trust Company, acting as trustee on August 13, 2021. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes (less up to $100,000 interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Company’s public shares properly submitted in connection with a stockholder vote to amend the Company’s Third Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 12 months (subject to extension to 18 months) from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of the Company’s public shares if it has not completed the initial business combination within 12 months (subject to extension up to 18 months) from the closing of the IPO, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of August 10, 2021, between the Company and EF Hutton, division of Benchmark Investments, LLC

3.1	Third Amended and Restated Certificate of Incorporation

4.4	Warrant Agreement, dated as of August 10, 2021, between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Agreement, dated as of August 10, 2021, between Continental Stock Transfer & Trust Company and the Company

10.2	Registration and Stockholder Rights Agreement, dated as of August 10, 2021, among the Company, Mehana Equity LLC and certain directors of the Company

10.3	Private Placement Unit Purchase Agreement, dated as of August 10, 2021, between the Company and Mehana Equity LLC

10.7	Letter Agreement, dated as of August 10, 2021, among the Company, Mehana Equity LLC and each of the officers and directors of the Company

10.8	Administrative Services Agreement, dated as of August 10, 2021, between the Company and Mehana Equity LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021

PONO CAPITAL CORP

	By:	/s/ Dustin Shindo
Dustin Shindo
Chief Executive Officer